UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 1, 2005
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100
New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)
212-994-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Employment Agreement Dated 12/1/2005
EX-10.2 First Amendment of Employment Agreement
EX-10.3 First Amendment of Employment Agreement

Item 1.01 Entry into a Material Definitive Agreement
     On December 1, 2005, Antigenics Inc. (the “Company”) entered into an employment agreement with Garo H. Armen, Ph D. pursuant to which he will continue to serve as the Company’s Chief Executive Officer. The agreement with Dr. Armen has an initial term of one year and is extended for successive terms of one year each unless either party notifies the other at least 90 days prior to the expiration of the original or any extension term this Agreement is not to be extended. The agreement contemplates an initial base salary of $420,000 per annum and a target bonus of 50% of base salary. The agreement with Dr. Armen also provides for severance benefits in the event of termination other than for cause or if Dr. Armen leaves for good reason, and those amounts are increased if his departure occurs following a change of control.
     In addition, also on December 1, 2005, the Company entered into amendments to employment agreements with Peter Thornton, Sr. Vice-President, Chief Financial Officer and Roman Chicz, Sr. Vice-President, Research and Pre-Clinical Development. The primary purpose of the amendments was to conform the severance payment provisions to the new requirements under Section 409A of the Internal Revenue Code.
     The full text of the documents referred to above are filed as exhibits to this current report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
The following exhibit is filed herewith:

10.1	Employment agreement dated December 1, 2005 between Antigenics Inc. and Garo Armen

10.2	First Amendment of the employment agreement between Antigenics Inc. and Peter Thornton dated December 1, 2005

10.3	First Amendment of the employment agreement between Antigenics Inc. and Roman Chicz dated December 1, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 7, 2005	By:	/s/ Garo H. Armen

Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment agreement dated December 1, 2005 between Antigenics Inc. and Garo Armen

10.2	First Amendment of the employment agreement between Antigenics Inc. and Peter Thornton dated December 1, 2005

10.3	First Amendment of the employment agreement between Antigenics Inc. and Roman Chicz dated December 1, 2005